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                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of the 31st day of July, 1998, by and between Meta4 Digital Design, Inc., a Washington corporation f/k/a TFAB Acquisition Corp. (the "Company"), and Kathy L. Berni ("Employee") and sets forth the terms of the employment relationship between the Company and Employee.

     1. AGREEMENT CONDITIONED ON ACQUISITION. This Agreement is executed in connection with the pending acquisition (the "Merger") pursuant to which Meta4 Digital Design, Inc., a Delaware corporation ("Meta4"), will be merged with and into TFAB Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of fine.com International Corp. ("fine.com"). Upon the effective date of the Merger, TFAB Acquisition Corp., which shall be the surviving corporation in the Merger, shall change its name to Meta4 Digital Design, Inc. This Agreement shall become effective only upon consummation of the Merger.

     2. TERM OF AGREEMENT. The Company hereby employs Employee to perform the duties described herein, and Employee accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of three (3) years (the "Term"). The Term of this Agreement shall terminate upon the expiration of the Term unless extended or renewed by written agreement of the parties. In addition to any termination in the event of a decision of non-renewal, this Agreement may be terminated prior to the end of the Term in the manner provided for in Section 10 below.

     3. POSITION AND DUTIES. The Company and Employee agree that Employee will be employed as Vice President of Operations and in this capacity, Employee's responsibilities will include, but are not limited to planning, directing, supervising and coordinating all financial, administrative, legal, human resource, accounting, sales, marketing, operational and regulatory activities of the Company, as well as such other duties as outlined and directed by the President or the Board of Directors of the Company and such other person(s) as the Board may direct. The Vice President of Operations will be directly accountable to the President and the Board of Directors for the performance of all of her responsibilities and will provide such written or verbal reports or written or verbal briefings as the President or the Board of Directors in their sole discretion shall request.

     It is understood that from time to time Employee may be assigned other duties or titles in addition to or in lieu of those described above and that Employee's responsibilities may be modified at any time in the reasonable discretion of the Company in order to accommodate the needs of the Company.

          3.1 Employee acknowledges and agrees that an initial essential aspect of her employment with the Company shall be to use her best efforts in assisting in and managing the transition of clients and services from Meta4 to the Company due to the Merger, including, without limitation, being responsible for the continued good relationships with the existing customers of Meta4 and maintaining substantially the same revenue base, and that this Agreement is being entered into, in part, in reliance upon such understanding.

          3.2 Employee agrees to devote her full-time efforts to her duties with the Company and further agrees that Employee will not directly or indirectly engage or participate in any activities while employed with the Company that would conflict with the best interests of the Company or fine.com.

     4.   COMPENSATION.

          4.1 SALARY AND BONUS. For services rendered by Employee under this Agreement, the Company shall pay Employee an annual salary of $125,000 for each year of the Term, unless terminated prior to the expiration of the Term. The gross salary of $125,000 shall include any and all amounts incurred by the Company for automobile lease expenses for Employee and any such amounts paid by the Company for Employee's automobile lease payments shall be deducted from Employee's monthly paychecks. Employee shall be paid this salary in equal periodic installments consistent with the Company's normal payroll procedures, minus all lawful and agreed upon payroll deductions. Employee shall also be eligible for annual performance bonuses, as determined in the sole and absolute discretion of Company's Board of Directors.

          4.2 ELIGIBILITY FOR STOCK OPTION GRANTS. Employee shall also be eligible, from time to time as determined by Company's Board of Directors, to receive grants of stock options to purchase shares of fine.com

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Common Stock, pursuant to the Company's stock option plan. The exercise price, vesting schedule and other terms and provisions of any such stock option grant shall be as determined by the Board of Directors and consistent with the terms and provisions of the Company's stock option plan for employees. The terms of the vesting schedule on any option granted to Employee by Company shall in no way imply or be construed as an extension or modification of the term of employment under this Agreement.

     5. EXPENSE REIMBURSEMENTS. The Company agrees to reimburse Employee for all reasonable business expenses incurred by Employee while on the Company's business, in accordance with the Company's polices as may be in effect from time to time. Employee shall maintain such records as will be necessary to enable the Company to properly deduct such items as business expenses when computing the Company's federal income tax.

     6.   OTHER AGREEMENTS.

          6.1 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Concurrent with the execution of this Agreement, Employee also executes and hereby delivers a Proprietary Information and Inventions Agreement, substantially in the form attached hereto as Exhibit A.

          6.2 COVENANT NOT TO COMPETE. Employee agrees that Company and fine.com has many substantial, legitimate business interests that can be protected only by Employee agreeing not to compete with the Company or fine.com under certain circumstances. These interests include, without limitation, the Company's and fine.com's contacts and relationship's with its customers, the Company's and fine.com's reputation and goodwill in the industry, rights in confidential information and the investment by fine.com in the Merger involving Meta4. In light of the foregoing as well as due to the unique value to the Company of Employee's services, Employee agrees that during her employment with the Company, and for a period of three (3) years months after termination of her employment (regardless of the reason such employment ends), Employee will not, directly or indirectly: (a) serve or act as principal, owner, employee, or agent, or otherwise engage in any business that either (i) involves Internet, Intranet or Extranet based products and services using relational database techniques and database compilation techniques or (ii) competes with the business of fine.com, the Company or any of their subsidiaries, as such business may have existed or may have been planned at any time during Employee's employment with the Company; (b) solicit for employment or employ any employee of fine.com, the Company or any of their subsidiaries; and (c) solicit business from clients of fine.com, the Company or any of their subsidiaries.

     Employee acknowledges and agrees that this non-competition agreement is being entered into in connection with and as an express condition to the Merger between the Company and Meta4. Any dispute regarding the enforceability of this non-competition agreement shall be evaluated under the legal standards applicable to a non-competition agreement given in connection with the sale of a business (it being understood that in no event shall the non-competition period extend beyond three years after Employee's employment ends). Employee acknowledges and agrees that in addition to the foregoing agreement, she shall continue to be subject to her obligations to the Company, including, without limitation, obligations arising under the Proprietary Information and Inventions Agreement referred to in Section 6.1 above.

     7. FRINGE BENEFITS. The Company and Employee agree that during the term of this Agreement, Employee shall be entitled to participate in all fringe benefits and incentive compensation plans as may be authorized and adopted from time to time by the Company for the benefit of employees generally and for which Employee is eligible.

     8. VACATION. Employee shall be entitled to 10 days paid vacation per calendar year. Such time shall be accounted for pursuant and subject to the Company's vacation policies of general applicability.

     9. CONFIDENTIAL INFORMATION. It is understood and agreed that as a result of Employee's employment hereunder, Employee will be acquiring and making use of confidential information about fine.com and the Company and their businesses, including, without limitation, financial information and information about their customers. Employee agrees that she will respect the confidences of fine.com and the Company and will not at any time during or within one (1) year following the termination of her employment hereunder, directly or indirectly, divulge or disclose for any purpose whatsoever or use for her own benefit, any confidential information that has been obtained by or disclosed to Employee as a result of her employment hereunder. "Confidential information" as used herein does not include information that is in the public domain and information received by Employee from third parties

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who have the right to disseminate the information. The covenant of this Section
9 is in addition to and in no way qualifies or limits the terms of Proprietary Information and Inventions Agreement referred to in Section 6.1 above.

     10. TERMINATION; RIGHTS ON TERMINATION. Employee's employment may be terminated in any one of the following ways, prior to the expiration of the Term; provided, however, that as described in Section 11 below, certain provisions of this Agreement shall survive termination and shall continue in full force and effect according to their terms:

          (a) Death. The death of Employee shall immediately terminate the Term, and no severance compensation shall be owed to Employee's estate.

          (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of her position on a full-time basis for a period of three (3) consecutive months, or for a total of three (3) months in any six (6) month period, then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume her full-time duties at the conclusion of such notice period. If Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee her base salary at the then-current rate for the lesser of (i) three (3) months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term. Such payments shall be made in accordance with the Company's regular payroll cycle.

          (c) Termination by the Company "For Cause." The Company may terminate the Term promptly after written notice to Employee "for cause," which shall be: (i) Employee's material breach of this Agreement, which breach is not cured within ten (10) days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee's gross negligence in the performance of her duties hereunder, intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the directives of the Board of Directors, her superior officers, or fine.com's or the Company's policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Employee of written notice of the need to cure or cease; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company or fine.com, and that in the judgment of the Company or fine.com materially and adversely affects the operations or reputation of the Company or fine.com; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs the Employee's ability to perform her duties hereunder. In the event of termination "for cause," as enumerated above, Employee shall have no right to any severance compensation.

     11. EFFECT OF TERMINATION. Upon termination of Employee's employment, the Company agrees to pay Employee all salary or other remuneration which is due and owing to Employee as of the date of termination, less legal deductions or offsets Employee may owe to the Company for such items as salary advances or loans. Employee agrees that her signature on this Agreement constitutes her authorization for all such deductions. Employee agrees to promptly return all of the Company's property of any kind which may be in Employee's possession. In the event of termination Employee's employment under this Agreement, the terms and provisions of this Agreement shall also terminate, with the exception of the confidentiality provision contained in Section 9 and the provisions of the non-competition agreement of Section 6.2 and the Proprietary Information and Inventions Agreement referred to in Section 6.1 above. Such provisions shall continue in full force and effect according to their terms.

     12.  CONSTRUCTION OF AGREEMENT.

          12.1 ESSENTIAL TERMS AND MODIFICATION OF AGREEMENT. It is understood and agreed that the terms and conditions described in this Agreement and the agreements expressly referenced herein constitute the essential terms and conditions of the employment arrangement between the Company and Employee, all of which have been voluntarily agreed upon. The Company and Employee agree that there are no other essential terms or conditions of the employment relationship that are not described or referenced within this Agreement, and that any change in the essential terms and conditions of this Agreement or any such referenced agreement will be written down in a supplemental agreement which shall be signed by both the Company and Employee before it is effective.

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          12.2  SEVERABILITY.  If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, at any time, or to any extent, be determined invalid or unenforceable, the remaining provisions hereof shall not be affected thereby and shall be deemed valid and fully enforceable to the extent permitted by law.

          12.3 NOTICES. Any notice hereunder shall be sufficient if in writing and delivered to the party or sent by certified mail, return receipt requested and addressed as follows:

               (a)  If to Company:     Meta4 Digital Design, Inc.
                                       c/o fine.com International Corp.
                                       1525 Fourth Avenue, Suite 800
                                       Seattle, WA 98101
                                       Attn:  Trevor F.A. Brannan, Esq.

               (b)  If to Employee:    Kathy L. Berni
                                       7 Howland Circle
                                       West Caldwell, NJ  07006

Either party may change the address herein specified by giving written notice of such change.

          12.4 GOVERNING LAW. This Agreement is made and shall be construed and performed under the laws of the State of Washington.

          12.5 WAIVER OF AGREEMENT. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by the Company of any subsequent breach by Employee.

          12.6 CAPTIONS. Captions and headings of the Sections herein are for convenience and reference only and are not to be used to interpret or define provisions hereof.

          12.7 ASSIGNMENT AND SUCCESSORS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The rights and obligations of Employee hereunder are nonassignable. The Company may assign its rights and obligations to fine.com or to any entity in which the Company or any company affiliated with the Company, has a majority ownership interest.

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     DATED as of the date first above written.

     EMPLOYEE:

                              /s/ Kathy L. Berni
                              ------------------------------------
                              Kathy L. Berni

     COMPANY:
                              META4 DIGITAL DESIGN, INC.,
                              a Washington corporation


                              By:   /s/ James P. Chamberlin
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                              Its:  James P. Chamberlin, President
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